EXHIBIT 99.1

For Immediate Release:	October 14, 2026

Home BancShares Reports Record Third Quarter Net Income, Bringing the Company Closer
to a Half-Billion-Dollar Year
Conway, AR – Home BancShares, Inc. (NYSE: HOMB) (“Home” or the “Company”), parent company of Centennial Bank, released quarterly earnings today.
Quarterly Highlights

Metric	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025
Net income	$129.5 million	$119.3 million	$118.2 million	$118.2 million	$123.6 million
Net income, as adjusted (non-GAAP)(1)	$129.1 million	$128.1 million	$118.2 million	$117.9 million	$119.7 million
Total revenue (net)	$288.4 million	$295.1 million	$266.7 million	$282.1 million	$277.7 million
Income before income taxes	$166.9 million	$154.4 million	$152.2 million	$153.3 million	$159.3 million
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	$166.9 million	$159.6 million	$152.7 million	$167.7 million	$162.8 million
PPNR, as adjusted (non-GAAP)(1)	$166.6 million	$171.2 million	$152.7 million	$167.1 million	$157.7 million
Pre-tax net income to total revenue (net)	57.87%	52.32%	57.08%	54.35%	57.38%
Pre-tax net income, as adjusted, to total revenue (net) (non-GAAP)(1)	57.75%	56.27%	57.06%	54.14%	55.53%
P5NR (Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	57.87%	54.08%	57.27%	59.46%	58.64%
P5NR, as adjusted (non-GAAP)(1)	57.75%	58.03%	57.25%	59.25%	56.80%
ROA	2.12%	1.95%	2.09%	2.06%	2.17%
ROA, as adjusted (non-GAAP)(1)	2.11%	2.09%	2.09%	2.05%	2.10%
NIM	4.53%	4.51%	4.51%	4.61%	4.56%
Purchase accounting accretion	$2.9 million	$3.6 million	$1.1 million	$1.3 million	$1.3 million
ROE	11.24%	10.55%	11.09%	11.04%	11.91%
ROE, as adjusted (non-GAAP)(1)	11.20%	11.32%	11.08%	11.01%	11.54%
ROTCE (non-GAAP)(1)	16.59%	15.67%	16.56%	16.65%	18.28%
ROTCE, as adjusted (non-GAAP)(1)	16.54%	16.82%	16.55%	16.60%	17.70%
Diluted earnings per share	$0.65	$0.59	$0.60	$0.60	$0.63
Diluted earnings per share, as adjusted (non-GAAP)(1)	$0.65	$0.64	$0.60	$0.60	$0.61
Non-performing assets to total assets	1.02%	0.93%	0.97%	0.55%	0.56%
Common equity tier 1 capital	16.7%	16.3%	16.7%	16.3%	16.1%
Leverage	14.3%	13.9%	14.3%	14.1%	13.8%
Tier 1 capital	16.7%	16.3%	16.7%	16.3%	16.1%
Total risk-based capital	19.4%	19.0%	19.5%	19.1%	18.9%
Allowance for credit losses to total loans	1.93%	1.92%	1.90%	1.90%	1.87%
Book value per share	$22.74	$22.68	$22.15	$21.88	$21.41
Tangible book value per share (non-GAAP)(1)	$15.35	$15.32	$14.87	$14.60	$14.13
Dividends per share	$0.23	$0.21	$0.21	$0.21	$0.20
Shareholder buyback yield(2)	0.69%	0.77%	0.25%	0.27%	0.18%
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.
(2) Calculation of this metric is included in the schedules accompanying this release.
“In banking some play the growth game. At HOMB, we focus on stability. Strength is no accident, it’s our culture, and for that I am proud. Our team delivered a very solid and safe third quarter,” said John Allison, Chairman.

Quarterly Financial Performance Trends
Net income reached a Company-record $129.5 million for the third quarter of 2026, compared to $119.3 million for the second quarter of 2026 and $123.6 million for the third quarter of 2025. Net income, as adjusted (non-GAAP)(1), also reached a Company-record of $129.1 million, increasing 0.8% from $128.1 million in the prior quarter and 7.9% from $119.7 million in the third quarter of 2025.

PPNR (non-GAAP)(1) totaled $166.9 million for the third quarter of 2026, compared to $159.6 million in the prior quarter and $162.8 million in the third quarter of 2025. PPNR, as adjusted (non-GAAP)(1) totaled $166.6 million, compared to $171.2 million in the prior quarter and $157.7 million in the third quarter of 2025, reflecting the continued strength and resilience of the Company's earnings performance.

Dollar amounts presented below in thousands.

Net Income
$123,604
$119,682
$118,225
$117,863
$118,209
$118,167
$128,061
$119,327
$129,451
$129,079
9/30/2025
12/31/2025
3/31/2026
6/30/2026
9/30/2026
Net income
Net income, as adjusted (non-GAAP)(1)

Pre-Tax, Pre-Provision, Net Income (PPNR)
(Non-GAAP)(1)
$162,833
$157,704
$167,723
$167,130
$152,732
$152,677
$171,238
$159,603
$166,907
$166,585
9/30/2025
12/31/2025
3/31/2026
6/30/2026
9/30/2026
PPNR (non-GAAP)(1)
PPNR, as adjusted (non-GAAP)(1)

Net interest income after credit loss expense totaled $242.0 million for the third quarter of 2026, compared to $236.4 million in the prior quarter and $222.7 million for the third quarter of 2025. The increase from both the linked quarter and prior-year period was driven by strong net interest income generation and a reduction in credit loss expense.	Non-interest income totaled $46.4 million for the third quarter of 2026, compared to $53.5 million in the second quarter of 2026 and $51.5 million in the third quarter of 2025. Results for the quarter reflect the normal variability of fee-based revenue categories while continuing to contribute to the Company's overall earnings performance.

Net Interest Income After Credit Loss Expense
$222,660
$217,186
$223,404
$236,443
$241,993
9/30/2025
12/31/2025
3/31/2026
6/30/2026
9/30/2026
Net interest income after credit loss expense

Non-Interest Income
$51,505
$50,500
$42,803
$53,454
$46,446
9/30/2025
12/31/2025
3/31/2026
6/30/2026
9/30/2026
Non-interest income

Total revenue (net) totaled $288.4 million for the third quarter of 2026, compared to $295.1 million in the prior quarter and $277.7 million in the third quarter of 2025. While revenue declined modestly from the linked quarter, results remained strong and increased from the third quarter of 2025, reflecting continued strength in net interest income and the Company's banking operations.

Non-interest expense totaled $121.5 million for the third quarter of 2026, compared to $135.5 million in the prior quarter and $114.8 million in the third quarter of 2025. The linked-quarter decrease was primarily driven by the absence of acquisition-related expenses incurred during the second quarter, while the increase from the prior-year quarter reflects the impact of franchise growth and continued investment in the Company's operations. Interest expense decreased from both the prior quarter and prior-year period, reflecting continued improvement in the Company's funding costs.

Total Revenue (Net)
$277,671
$282,086
$266,707
$295,097
$288,439
9/30/2025
12/31/2025
3/31/2026
6/30/2026
9/30/2026
Total revenue (net)

Expenses
$114,838
$114,363
$113,975
$135,494
$121,532
$97,366
$92,045
$87,119
$95,193
$92,903
9/30/2025
12/31/2025
3/31/2026
6/30/2026
9/30/2026
Interest expense
Non-interest expense

The efficiency ratio was 40.78% for the third quarter of 2026, compared to 44.54% in the prior quarter and 40.21% in the third quarter of 2025. The efficiency ratio, as adjusted (non-GAAP)(1), was 40.84%, compared to 40.46% in the prior quarter and 40.95% in the third quarter of 2025. The improvement in the reported efficiency ratio from the linked quarter primarily reflects the absence of acquisition-related expenses recognized during the second quarter. On an adjusted basis, the efficiency ratio remained relatively stable compared to the prior quarter and improved modestly from the prior-year period, reflecting continued operating discipline.

Return on average assets (ROA) was 2.12% for the third quarter of 2026, compared to 1.95% in the prior quarter and 2.17% in the third quarter of 2025. ROA, as adjusted (non-GAAP)(1), was 2.11%, compared to 2.09% in the prior quarter and 2.10% in the third quarter of 2025. The linked-quarter improvement in both reported and adjusted ROA reflects strong earnings performance and the absence of acquisition-related expenses recognized during the second quarter, while adjusted ROA improved from the prior-year quarter, demonstrating the Company's continued ability to generate strong returns on its asset base.

Efficiency Ratio
40.95%
40.21%
39.53%
39.54%
41.99%
41.59%
44.54%
40.46%
40.84%
40.78%
9/30/2025
12/31/2025
3/31/2026
6/30/2026
9/30/2026
Efficiency ratio
Efficiency ratio, as adjusted (non-GAAP)(1)

Return on Average Assets (ROA)
2.17%
2.10%
2.06%
2.05%
2.09%
2.09%
2.09%
1.95%
2.12%
2.11%
9/30/2025
12/31/2025
3/31/2026
6/30/2026
9/30/2026
ROA
ROA, as adjusted (non-GAAP)(1)

The tables below present additional key financial metrics over the past five quarters, including net interest margin (NIM), yield on interest-earning assets, rate on interest-bearing liabilities, and net interest spread. These metrics are fundamental indicators of the Company’s profitability and operational efficiency.

Book value per share increased to $22.74 at September 30, 2026, compared to $22.68 at June 30, 2026 and $21.41 at September 30, 2025. Tangible book value per share (non-GAAP)(1) increased to $15.35 from $15.32 in the prior quarter and $14.13 in the prior-year period. The continued growth in both book value per share and tangible book value per share reflects the Company's strong earnings generation during the past year and disciplined capital management.

Book Value Per Share
$21.41
$21.88
$22.15
$22.68
$22.74
$14.13
$14.60
$14.87
$15.32
$15.35
9/30/2025
12/31/2025
3/31/2026
6/30/2026
9/30/2026
Book value per share
Tangible book value per share (non-GAAP)(1)

Operating Highlights
Net income for the three-month period ended September 30, 2026 was $129.5 million, or $0.65 diluted earnings per share, both of which were records for the Company. When adjusting for non-fundamental items, net income and diluted earnings per share on an as-adjusted basis (non-GAAP), were $129.1 million(1) and $0.65 per share(1), respectively, for the three months ended September 30, 2026.
Our net interest margin was 4.53% and 4.51% for the three-month periods ended September 30, 2026 and June 30, 2026, respectively. The yield on loans was 6.95% and 7.00% for the three months ended September 30, 2026 and June 30, 2026, respectively, as average loans decreased from $17.08 billion to $17.06 billion. The rate on interest bearing deposits decreased to 2.37% for the three-month period ended September 30, 2026, from 2.39% for the three-month period ended June 30, 2026, and average interest-bearing deposits decreased from $14.69 billion to $14.43 billion.
During the third quarter of 2026, there was $1.5 million of event interest income compared to $1.7 million of event interest income for the second quarter of 2026. Purchase accounting accretion on acquired loans was $2.9 million and $3.6 million for the three-month periods ended September 30, 2026 and June 30, 2026, respectively, and average purchase accounting loan discounts were $39.4 million and $42.0 million for the three-month periods ended September 30, 2026 and June 30, 2026, respectively. The decrease in accretion was dilutive to the net interest margin by one basis point.
Net interest income on a fully taxable equivalent basis was $244.5 million for the three-month period ended September 30, 2026, compared to $244.3 million for the three-month period ended June 30, 2026. This increase in net interest income for the three-month period ended September 30, 2026, was the result of a $2.3 million decrease in interest expense, which was partially offset by a $2.1 million decrease in interest income. The $2.3 million decrease in interest expense was due to a $1.2 million decrease in interest expense on deposits and a $1.1 million decrease in interest expense on FHLB and other borrowed funds. The $2.1 million decrease in interest income was primarily the result of a $1.6 million decrease in income from interest-bearing balances due from banks and a $963,000 decrease in income from investments.
The Company reported $46.4 million of non-interest income for the third quarter of 2026. The most important components of non-interest income were $12.0 million from other service charges and fees, $11.6 million from other income, $10.4 million from service charges on deposit accounts, $4.0 million from trust fees, $3.8 million in mortgage lending income, $2.6 million from dividends from FHLB, FRB, FNBB and other, $1.5 million from the increase in cash value of life insurance, $744,000 in income from the gain on sale of branches, equipment and other assets and $561,000 in insurance commissions, which were partially offset by $916,000 in expense from the fair value adjustment for marketable securities. Included within other income was $528,000 in bank-owned life insurance death benefit income, and included within the $744,000 in income from the gain on sale of branches, equipment and other assets was a $710,000 gain from the sale of a former branch location in Arkansas.
Non-interest expense for the third quarter of 2026 was $121.5 million. The most important components of non-interest expense were $67.6 million of salaries and employee benefits expense, $28.9 million in other operating expense, $15.8 million in occupancy and equipment expenses, and $9.2 million in data processing expenses. For the third quarter of 2026, our efficiency ratio was 40.78%, and our efficiency ratio, as adjusted (non-GAAP), was 40.84%(1).

Financial Condition
Total loans receivable were $16.91 billion at September 30, 2026, compared to $17.13 billion at June 30, 2026. Total deposits were $18.76 billion at September 30, 2026, compared to $19.11 billion at June 30, 2026. Total assets were $24.15 billion at September 30, 2026, compared to $24.71 billion at June 30, 2026.
During the third quarter of 2026, the Company had a $216.6 million decrease in loans. Our community banking footprint experienced $255.7 million in organic loan decline during the quarter ended September 30, 2026, while Centennial CFG experienced $39.1 million of organic loan growth in the third quarter, with $2.08 billion of loans outstanding at September 30, 2026.
Non-performing loans to total loans were 1.19% and 1.08% at September 30, 2026 and June 30, 2026, respectively. Non-performing assets to total assets were 1.02% and 0.93% at September 30, 2026 and June 30, 2026, respectively. Net loans charged-off were $2.1 million and $5.8 million for the three months ended September 30, 2026 and June 30, 2026, respectively. The charge-off detail by region for the quarters ended September 30, 2026 and June 30, 2026 can be seen below.

For the Three Months Ended September 30, 2026
(in thousands)	Texas	Arkansas	Centennial CFG	Shore Premier Finance	Florida	Tennessee	Alabama	Total
Charge-offs	$848	$947	$—	$679	$1,165	$18	$12	$3,669
Recoveries	(199)	(228)	—	(6)	(1,085)	—	(2)	(1,520)
Net charge-offs (recoveries)	$649	$719	$—	$673	$80	$18	$10	$2,149

For the Three Months Ended June 30, 2026
(in thousands)	Texas	Arkansas	Centennial CFG	Shore Premier Finance	Florida	Tennessee	Alabama	Total
Charge-offs	$1,708	$2,605	$—	$1,896	$286	$11	$14	$6,520
Recoveries	(249)	(324)	—	(5)	(142)	—	(2)	(722)
Net charge-offs (recoveries)	$1,459	$2,281	$—	$1,891	$144	$11	$12	$5,798
At September 30, 2026, non-performing loans were $200.8 million, and non-performing assets were $245.3 million. At June 30, 2026, non-performing loans were $185.3 million, and non-performing assets were $228.6 million.

The table below shows the non-performing loans and non-performing assets by region as of September 30, 2026:

(in thousands)	Texas	Arkansas	Centennial CFG	Shore Premier Finance	Florida	Tennessee	Alabama	Total
Non-accrual loans	$126,160	$18,322	$14,844	$9,789	$22,581	$4,049	$44	$195,789
Loans 90+ days past due	2,129	1,079	—	—	1,810	—	—	5,018
Total non-performing loans	128,289	19,401	14,844	9,789	24,391	4,049	44	200,807

Foreclosed assets held for sale	16,379	2,478	22,812	—	315	1,382	—	43,366
Other non-performing assets	—	—	—	1,140	—	—	—	1,140
Total other non-performing assets	16,379	2,478	22,812	1,140	315	1,382	—	44,506
Total non-performing assets	$144,668	$21,879	$37,656	$10,929	$24,706	$5,431	$44	$245,313

The table below shows the non-performing loans and non-performing assets by region as of June 30, 2026:

(in thousands)	Texas	Arkansas	Centennial CFG	Shore Premier Finance	Florida	Tennessee	Alabama	Total
Non-accrual loans	$123,170	$19,529	$—	$11,886	$24,235	$4,335	$44	$183,199
Loans 90+ days past due	690	238	—	—	282	916	—	2,126
Total non-performing loans	123,860	19,767	—	11,886	24,517	5,251	44	185,325

Foreclosed assets held for sale	15,647	2,028	22,812	—	260	1,392	—	42,139
Other non-performing assets	—	—	—	1,140	—	—	—	1,140
Total other non-performing assets	15,647	2,028	22,812	1,140	260	1,392	—	43,279
Total non-performing assets	$139,507	$21,795	$22,812	$13,026	$24,777	$6,643	$44	$228,604
The Company’s allowance for credit losses on loans was $326.2 million, or 1.93% of total loans, at September 30, 2026 compared to $328.4 million, or 1.92% of total loans, at June 30, 2026. As of September 30, 2026 and June 30, 2026, the Company’s allowance for credit losses on loans was 162.45% and 177.19% of its total non-performing loans, respectively.
Shareholders’ equity was $4.53 billion at September 30, 2026, which decreased approximately $17.7 million from June 30, 2026. The net decrease in shareholders’ equity is primarily associated with the $64.9 million decrease in accumulated other comprehensive income, the $39.6 million in stock repurchases for the quarter and the $46.0 million in dividends paid during the quarter, which were partially offset by the $129.5 million in net income for the quarter. Book value per common share was $22.74 at September 30, 2026, compared to $22.68 at June 30, 2026. Tangible book value per common share (non-GAAP) was $15.35(1) at September 30, 2026, compared to $15.32(1) at June 30, 2026. Book value per common share and tangible book value per common share, as of September 30, 2026, were both records for the Company.

Stock Repurchases and Dividends
During the three-month period ended September 30, 2026, the Company repurchased 1.3 million shares of common stock, which equated to a shareholder buyback yield of 0.69%(2). In comparison, during the three-month period ended June 30, 2026, the Company repurchased 1.5 million shares of common stock, which equated to a shareholder buyback yield of 0.77%(2). The Company defines shareholder buyback yield as the percentage of the Company’s market capitalization spent on share repurchases. It reflects how much the Company is returning to the shareholders by reducing the number of outstanding shares, and it is calculated by dividing the Company’s total share repurchase cost for the period by the Company’s total market capitalization at the beginning of the period.
In addition, during the quarter ended September 30, 2026, the Company paid a dividend of $0.23 per share. This cash dividend represented a $0.02, or 9.5%, increase over the $0.21 cash dividend paid during the second quarter of 2026 and a $0.03, or 15.0%, increase over the $0.20 cash dividend paid during the third quarter of 2025.
Branches
The Company currently has 75 branches in Arkansas, 78 branches in Florida, 59 branches in Texas, 8 branches in Tennessee, 5 branches in Alabama and one branch in New York City.
Conference Call
Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 p.m. ET) on Thursday, October 15, 2026. We strongly encourage all participants to pre-register for the conference call webcast or the live call using one of the following links. First, participants can pre-register for the conference call webcast using the following link: https://events.q4inc.com/attendee/887189816. Participants who pre-register will be given a unique webcast link to gain immediate access to the conference call webcast. Second, participants can pre-register for the live call using the following link: https://events.q4inc.com/analyst/887189816?pwd=Khijd6H0. Participants who pre-register will be given the phone number and unique access codes to gain immediate access to the live call. Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email. The Home BancShares conference call will also be scheduled as an event in your Outlook calendar.
Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-833-461-5787, Passcode: 887189816. A replay of the call will be available using the following link: https://events.q4inc.com/attendee/887189816. Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com.
About Home BancShares
Home BancShares, Inc. is a bank holding company headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, Texas, Tennessee, South Alabama and New York City. The Company’s common stock is traded through the New York Stock Exchange under the symbol “HOMB.” The Company was founded in 1998. Visit www.homebancshares.com or www.my100bank.com for more information.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including net income (earnings), as adjusted; pre-tax, pre-provision, net income (PPNR); PPNR, as adjusted; pre-tax net income, as adjusted, to total revenue (net); pre-tax, pre-provision, profit percentage; pre-tax, pre-provision, profit percentage, as adjusted; diluted earnings per common share, as adjusted; return on average assets, as adjusted; return on average assets excluding intangible amortization; return on average assets, as adjusted, excluding intangible amortization; return on average common equity, as adjusted; return on average tangible common equity; return on average tangible common equity, as adjusted; return on average tangible common equity excluding intangible amortization; return on average tangible common equity, as adjusted, excluding intangible amortization; efficiency ratio, as adjusted; tangible book value per common share and tangible common equity to tangible assets--to provide meaningful supplemental information regarding our performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income and equity available to common shareholders for certain significant items or transactions that management believes are not indicative of the Company’s primary business operating results. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.
(2) Calculation of this metric is included in the schedules accompanying this release.

General
This release contains forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future, including future financial results. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including any prospective financial information, are not fact and should not be relied upon as being guarantees or necessarily indicative of future events, performance or results. Readers are cautioned not to place undue reliance on any prospective financial information or other forward-looking statements contained in this news release. When we use words or phrases like “may,” “will,” “plan,” “propose,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “bringing it closer to” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. Forward-looking statements of this type speak only as of the date of this news release and are based on various assumptions, estimates and judgments. By nature, forward-looking statements involve inherent risks and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements. These factors include, but are not limited to, the following: economic conditions, credit quality, interest rates, loan demand, real estate values and unemployment, including any future impacts from inflation or changes in tariffs or trade policies; the risk that the anticipated benefits from the completed acquisition of Mountain Commerce Bancorp, Inc. (“MCBI”) may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Home and MCBI operate; the ability to promptly and effectively integrate the businesses of Home and MCBI; the ability to retain key employees, customers and business relationships following the acquisition; the reaction to the completed acquisition of the companies’ customers, employees and counterparties; diversion of management time on integration-related issues; the possibility that the costs of integration may be greater than anticipated; the effect of any future mergers, acquisitions or other transactions to which we or our bank subsidiary may from time to time be a party, including as a result of one or more of the factors described above as they would relate to such transaction; the ability to identify, complete and successfully integrate additional acquisitions; the availability of and access to capital and liquidity on terms acceptable to us; legislative and regulatory changes and risks and expenses associated with current and future legislation and regulations; technological changes and cybersecurity risks and incidents; the effects of changes in accounting policies and practices; changes in governmental monetary and fiscal policies; the impacts of political instability, ongoing or future military conflicts and other major domestic or international events; the impacts of recent or future adverse weather events, including hurricanes, and other natural disasters; competition from other financial institutions; potential claims, expenses and other adverse effects related to current or future litigation, regulatory examinations or other government actions; potential increases in deposit insurance assessments, increased regulatory scrutiny or market disruptions resulting from financial challenges in the banking industry; disruptions, uncertainties and related effects on credit quality, liquidity and other aspects of our business and operations that may result from any future public health crises; changes in the assumptions used in making the forward-looking statements; and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026. Home undertakes no obligation to update the information in this press release, except as otherwise required by law.

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FOR MORE INFORMATION CONTACT:
Donna Townsell
Director of Investor Relations
Home BancShares, Inc.
(501) 328-4625

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

(In thousands)	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
ASSETS
Cash and due from banks	$281,515	$279,660	$296,209	$237,224	$284,750
Interest-bearing deposits with other banks	577,537	772,859	815,714	430,113	516,170
Cash and cash equivalents	859,052	1,052,519	1,111,923	667,337	800,920
Federal funds sold	4,025	5,450	6,025	3,000	3,625
Investment securities - available-for-sale, net of allowance for credit losses	2,613,377	2,776,216	2,803,847	2,871,931	2,924,496
Investment securities - held-to-maturity, net of allowance for credit losses	1,250,246	1,254,802	1,256,635	1,259,262	1,264,200
Total investment securities	3,863,623	4,031,018	4,060,482	4,131,193	4,188,696
Loans receivable	16,910,621	17,127,208	15,633,628	15,686,209	15,285,972
Allowance for credit losses	(326,220)	(328,369)	(297,634)	(297,583)	(285,649)
Loans receivable, net	16,584,401	16,798,839	15,335,994	15,388,626	15,000,323
Bank premises and equipment, net	439,729	437,552	374,010	369,324	374,515
Foreclosed assets held for sale	43,366	42,139	40,874	39,831	41,263
Cash value of life insurance	232,361	233,515	221,830	220,469	219,075
Accrued interest receivable	111,688	108,384	106,628	108,939	110,702
Deferred tax asset, net	170,002	153,803	143,987	148,022	155,963
Goodwill	1,410,211	1,410,211	1,398,253	1,398,253	1,398,253
Core deposit intangible	62,651	65,541	30,355	32,293	34,231
Other assets	364,555	374,277	371,318	374,592	380,236
Total assets	$24,145,664	$24,713,248	$23,201,679	$22,881,879	$22,707,802
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Demand and non-interest-bearing	$4,209,426	$4,447,710	$3,994,217	$3,868,405	$3,880,101
Savings and interest-bearing transaction accounts	12,354,400	12,423,361	11,971,866	11,792,828	11,500,921
Time deposits	2,191,743	2,242,034	1,772,192	1,818,724	1,946,674
Total deposits	18,755,569	19,113,105	17,738,275	17,479,957	17,327,696
Securities sold under agreements to repurchase	161,181	158,744	157,409	155,803	145,998
FHLB and other borrowed funds	250,250	450,250	500,250	500,250	550,500
Accrued interest payable and other liabilities	169,129	164,112	176,727	169,733	189,551
Subordinated debentures	279,774	279,602	279,433	279,265	279,093
Total liabilities	19,615,903	20,165,813	18,852,094	18,585,008	18,492,838
Shareholders' equity
Common stock	1,992	2,005	1,964	1,964	1,969
Capital surplus	2,265,268	2,301,551	2,191,243	2,201,923	2,214,211
Retained earnings	2,496,333	2,412,859	2,335,787	2,258,871	2,181,911
Accumulated other comprehensive loss	(233,832)	(168,980)	(179,409)	(165,887)	(183,127)
Total shareholders' equity	4,529,761	4,547,435	4,349,585	4,296,871	4,214,964
Total liabilities and shareholders' equity	$24,145,664	$24,713,248	$23,201,679	$22,881,879	$22,707,802

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Nine Months Ended
(In thousands)	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Interest income:
Loans	$298,625	$298,066	$273,473	$285,491	$283,165	$870,164	$829,990
Investment securities
Taxable	24,971	25,787	24,728	25,860	26,326	75,486	80,203
Tax-exempt	7,711	7,811	7,829	7,834	7,743	23,351	23,019
Deposits - other banks	3,546	5,135	4,945	4,405	6,242	13,626	21,813
Federal funds sold	43	37	48	41	56	128	164
Total interest income	334,896	336,836	311,023	323,631	323,532	982,755	955,189
Interest expense:
Interest on deposits	86,280	87,432	79,145	83,739	87,962	252,857	263,237
FHLB and other borrowed funds	3,255	4,346	4,692	4,985	5,378	12,293	16,819
Securities sold under agreements to repurchase	1,009	1,057	927	962	1,019	2,993	3,105
Subordinated debentures	2,359	2,358	2,355	2,359	3,007	7,072	11,254
Total interest expense	92,903	95,193	87,119	92,045	97,366	275,215	294,415
Net interest income	241,993	241,643	223,904	231,586	226,166	707,540	660,774
Provision for credit losses on loans	—	5,200	1,500	14,400	6,700	6,700	9,700
Recovery of credit losses on unfunded commitments	—	—	(1,000)	—	(1,000)	(1,000)	(1,000)
Recovery of credit losses on investment securities	—	—	—	—	(2,194)	—	(2,194)
Total credit loss expense	—	5,200	500	14,400	3,506	5,700	6,506
Net interest income after credit loss expense	241,993	236,443	223,404	217,186	222,660	701,840	654,268
Non-interest income:
Service charges on deposit accounts	10,403	10,030	10,007	10,480	10,486	30,440	29,688
Other service charges and fees	12,008	12,973	9,810	11,148	12,130	34,791	35,462
Trust fees	3,969	6,109	5,482	5,121	4,600	15,560	14,594
Mortgage lending income	3,783	5,139	4,430	4,680	4,691	13,352	13,070
Insurance commissions	561	578	536	460	574	1,675	1,698
Increase in cash value of life insurance	1,530	1,553	1,368	1,400	1,404	4,451	4,661
Dividends from FHLB, FRB, FNBB & other	2,640	2,841	2,536	2,678	2,658	8,017	8,033
Gain on SBA loans	—	—	80	308	46	80	334
Gain (loss) on branches, equipment and other assets, net	744	3	(7)	11	(66)	740	743
Gain (loss) on OREO, net	81	332	707	203	(1)	1,120	(364)
Fair value adjustment for marketable securities	(916)	817	(1,248)	1,173	1,020	(1,347)	1,224
Other income	11,643	13,079	9,102	12,838	13,963	33,824	38,867
Total non-interest income	46,446	53,454	42,803	50,500	51,505	142,703	148,010
Non-interest expense:
Salaries and employee benefits	67,607	68,742	63,236	62,891	63,804	199,585	189,977
Occupancy and equipment	15,819	15,787	14,867	14,434	14,828	46,473	43,276
Data processing expense	9,187	9,307	8,884	8,653	8,871	27,378	25,793
Merger and acquisition expenses	—	12,726	394	580	—	13,120	—
Other operating expenses	28,919	28,932	26,594	27,805	27,335	84,445	84,760
Total non-interest expense	121,532	135,494	113,975	114,363	114,838	371,001	343,806
Income before income taxes	166,907	154,403	152,232	153,323	159,327	473,542	458,472
Income tax expense	37,456	35,076	34,023	35,098	35,723	106,555	101,256
Net income	$129,451	$119,327	$118,209	$118,225	$123,604	$366,987	$357,216

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars and shares in thousands, except per share data)	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
PER SHARE DATA

Diluted earnings per common share	$0.65	$0.59	$0.60	$0.60	$0.63	$1.84	$1.80
Diluted earnings per common share, as adjusted (non-GAAP)(1)	0.65	0.64	0.60	0.60	0.61	1.88	1.75
Basic earnings per common share	0.65	0.59	0.60	0.60	0.63	1.84	1.81
Dividends per share - common	0.23	0.21	0.21	0.21	0.20	0.65	0.595
Shareholder buyback yield(2)	0.69%	0.77%	0.25%	0.27%	0.18%	1.73%	1.19%
Book value per common share	$22.74	$22.68	$22.15	$21.88	$21.41	$22.74	$21.41
Tangible book value per common share (non-GAAP)(1)	15.35	15.32	14.87	14.60	14.13	15.35	14.13

STOCK INFORMATION

Average common shares outstanding	199,868	201,223	196,528	196,553	197,078	199,219	197,750
Average diluted shares outstanding	200,051	201,420	196,733	196,764	197,288	199,413	197,952
End of period common shares outstanding	199,210	200,460	196,394	196,357	196,889	199,210	196,889

ANNUALIZED PERFORMANCE METRICS

Return on average assets (ROA)	2.12%	1.95%	2.09%	2.06%	2.17%	2.05%	2.11%
Return on average assets, as adjusted: (ROA, as adjusted) (non-GAAP)(1)	2.11	2.09	2.09	2.05	2.10	2.10	2.04
Return on average assets excluding intangible amortization (non-GAAP)(1)	2.30	2.12	2.25	2.22	2.34	2.22	2.28
Return on average assets, as adjusted, excluding intangible amortization (non-GAAP)(1)	2.29	2.27	2.25	2.22	2.27	2.27	2.21
Return on average common equity (ROE)	11.24	10.55	11.09	11.04	11.91	10.94	11.81
Return on average common equity, as adjusted: (ROE, as adjusted) (non-GAAP)(1)	11.20	11.32	11.08	11.01	11.54	11.19	11.45
Return on average tangible common equity (ROTCE) (non-GAAP)(1)	16.59	15.67	16.56	16.65	18.28	16.23	18.31
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) (non-GAAP)(1)	16.54	16.82	16.55	16.60	17.70	16.59	17.75
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	16.87	15.96	16.76	16.85	18.51	16.48	18.55
Return on average tangible common equity, as adjusted, excluding intangible amortization (non-GAAP)(1)	16.82	17.11	16.76	16.80	17.93	16.85	17.98
(1)  Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.
(2) Calculation of this metric is included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars in thousands)	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Efficiency ratio	40.78%	44.54%	41.59%	39.54%	40.21%	42.34%	41.35%
Efficiency ratio, as adjusted (non-GAAP)(1)	40.84	40.46	41.99	39.53	40.95	41.07	41.91
Net interest margin - FTE (NIM)	4.53	4.51	4.51	4.61	4.56	4.52	4.48
Fully taxable equivalent adjustment	$2,516	$2,653	$2,661	$2,252	$2,916	$7,830	$7,976
Total revenue (net)	288,439	295,097	266,707	282,086	277,671	850,243	808,784
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	166,907	159,603	152,732	167,723	162,833	479,242	464,978
PPNR, as adjusted (non-GAAP)(1)	166,585	171,238	152,677	167,130	157,704	490,500	450,929
Pre-tax net income to total revenue (net)	57.87%	52.32%	57.08%	54.35%	57.38%	55.69%	56.69%
Pre-tax net income, as adjusted, to total revenue (net) (non-GAAP)(1)	57.75	56.27	57.06	54.14	55.53	57.02	54.95
P5NR ((Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	57.87	54.08	57.27	59.46	58.64	56.37	57.49
P5NR, as adjusted (non-GAAP)(1)	57.75	58.03	57.25	59.25	56.80	57.69	55.75
Total purchase accounting accretion	$2,875	$3,618	$1,061	$1,265	$1,272	$7,554	$3,883
Average purchase accounting loan discounts	39,395	41,962	12,507	13,753	15,009	31,399	16,257

OTHER OPERATING EXPENSES

Advertising	$2,179	$2,214	$2,227	$2,114	$2,149	$6,620	$6,131
Amortization of intangibles	2,890	2,889	1,938	1,938	2,024	7,717	6,096
Electronic banking expense	2,950	3,223	3,326	3,288	3,357	9,499	9,584
Directors' fees	402	416	518	388	405	1,336	1,288
Due from bank service charges	335	344	333	324	404	1,012	968
FDIC and state assessment	3,498	3,045	1,599	2,970	3,245	8,142	8,268
Insurance	1,073	1,090	1,074	1,044	1,110	3,237	3,158
Legal and accounting	1,235	1,426	914	1,362	1,061	3,575	7,062
Other professional fees	2,523	2,247	1,946	2,168	2,083	6,716	6,241
Operating supplies	877	769	748	759	773	2,394	2,195
Postage	580	684	543	564	538	1,807	1,529
Telephone	267	324	363	382	367	954	1,222
Other expense	10,110	10,261	11,065	10,504	9,819	31,436	31,018
Total other operating expenses	$28,919	$28,932	$26,594	$27,805	$27,335	$84,445	$84,760
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

(Dollars in thousands)	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
BALANCE SHEET RATIOS
Total loans to total deposits	90.16%	89.61%	88.13%	89.74%	88.22%
Common equity to assets	18.76	18.40	18.75	18.78	18.56
Tangible common equity to tangible assets (non-GAAP)(1)	13.48	13.22	13.42	13.36	13.08
LOANS RECEIVABLE
Real estate
Commercial real estate loans
Non-farm/non-residential	$5,543,038	$5,921,829	$5,395,529	$5,290,112	$5,494,492
Construction/land development	2,851,115	2,780,116	2,613,604	2,726,993	2,709,197
Agricultural	326,929	329,231	321,046	332,412	331,301
Residential real estate loans
Residential 1-4 family	2,486,120	2,545,462	2,100,374	2,134,334	2,142,375
Multifamily residential	1,281,202	1,269,728	1,232,639	1,140,911	716,595
Total real estate	12,488,404	12,846,366	11,663,192	11,624,762	11,393,960
Consumer	1,305,141	1,278,008	1,254,936	1,253,746	1,233,523
Commercial and industrial	2,330,327	2,285,054	2,172,267	2,222,401	2,100,268
Agricultural	372,834	356,611	329,563	359,879	346,167
Other	413,915	361,169	213,670	225,421	212,054
Loans receivable	$16,910,621	$17,127,208	$15,633,628	$15,686,209	$15,285,972
ALLOWANCE FOR CREDIT LOSSES
Balance, beginning of period	$328,369	$297,634	$297,583	$285,649	$281,869
Allowance for credit losses on acquired loans - MCBI	—	31,333	—	—	—
Loans charged off	3,669	6,520	2,849	3,063	4,651
Recoveries of loans previously charged off	1,520	722	1,400	597	1,731
Net loans charged off (recovered)	2,149	5,798	1,449	2,466	2,920
Provision for credit losses - loans	—	5,200	1,500	14,400	6,700
Balance, end of period	$326,220	$328,369	$297,634	$297,583	$285,649
Net charge-offs (recoveries) to average total loans	0.05%	0.14%	0.04%	0.06%	0.08%
Allowance for credit losses to total loans	1.93	1.92	1.90	1.90	1.87
NON-PERFORMING ASSETS
Non-performing loans
Non-accrual loans	$195,789	$183,199	$179,639	$78,002	$81,087
Loans past due 90 days or more	5,018	2,126	2,481	6,980	4,125
Total non-performing loans	200,807	185,325	182,120	84,982	85,212
Other non-performing assets
Foreclosed assets held for sale, net	43,366	42,139	40,874	39,831	41,263
Other non-performing assets	1,140	1,140	1,140	—	—
Total other non-performing assets	44,506	43,279	42,014	39,831	41,263
Total non-performing assets	$245,313	$228,604	$224,134	$124,813	$126,475
Allowance for credit losses for loans to non-performing loans	162.45%	177.19%	163.43%	350.17%	335.22%
Non-performing loans to total loans	1.19	1.08	1.16	0.54	0.56
Non-performing assets to total assets	1.02	0.93	0.97	0.55	0.56
(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	September 30, 2026			June 30, 2026
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$401,244	$3,546	3.51%	$555,186	$5,135	3.71%
Federal funds sold	4,743	43	3.60	4,042	37	3.67
Investment securities - taxable	2,792,283	24,971	3.55	2,936,008	25,787	3.52
Investment securities - non-taxable - FTE	1,174,643	10,113	3.42	1,165,876	10,260	3.53
Loans receivable - FTE	17,055,603	298,739	6.95	17,083,743	298,270	7.00
Total interest-earning assets	21,428,516	337,412	6.25	21,744,855	339,489	6.26
Non-earning assets	2,791,365			2,780,403
Total assets	$24,219,881			$24,525,258
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$12,209,970	$68,052	2.21%	$12,392,404	$68,650	2.22%
Time deposits	2,224,381	18,228	3.25	2,301,685	18,782	3.27
Total interest-bearing deposits	14,434,351	86,280	2.37	14,694,089	87,432	2.39
Federal funds purchased	11	—	—	30	—	—
Securities sold under agreement to repurchase	151,203	1,009	2.65	167,885	1,057	2.53
FHLB and other borrowed funds	351,588	3,255	3.67	466,734	4,346	3.73
Subordinated debentures	279,689	2,359	3.35	279,519	2,358	3.38
Total interest-bearing liabilities	15,216,842	92,903	2.42	15,608,257	95,193	2.45
Non-interest bearing liabilities
Non-interest bearing deposits	4,251,520			4,222,813
Other liabilities	181,041			158,476
Total liabilities	19,649,403			19,989,546
Shareholders' equity	4,570,478			4,535,712
Total liabilities and shareholders' equity	$24,219,881			$24,525,258
Net interest spread			3.83%			3.81%
Net interest income and margin - FTE		$244,509	4.53		$244,296	4.51

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Nine Months Ended
	September 30, 2026			September 30, 2025
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$504,055	$13,626	3.61%	$664,308	$21,813	4.39%
Federal funds sold	4,687	128	3.65	5,037	164	4.35
Investment securities - taxable	2,887,538	75,486	3.50	3,104,254	80,203	3.45
Investment securities - non-taxable - FTE	1,172,057	30,658	3.50	1,121,481	30,294	3.61
Loans receivable - FTE	16,611,685	870,687	7.01	15,056,440	830,691	7.38
Total interest-earning assets	21,180,022	990,585	6.25	19,951,520	963,165	6.45
Non-earning assets	2,732,719			2,710,647
Total assets	$23,912,741			$22,662,167
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$12,158,366	$201,110	2.21%	$11,450,902	$211,120	2.47%
Time deposits	2,108,760	51,747	3.28	1,866,855	52,117	3.73
Total interest-bearing deposits	14,267,126	252,857	2.37	13,317,757	263,237	2.64
Federal funds purchased	14	—	—	19	—	—
Securities sold under agreement to repurchase	156,986	2,993	2.55	148,462	3,105	2.80
FHLB and other borrowed funds	438,979	12,293	3.74	572,538	16,819	3.93
Subordinated debentures	279,521	7,072	3.38	405,285	11,254	3.71
Total interest-bearing liabilities	15,142,626	275,215	2.43	14,444,061	294,415	2.73
Non-interest bearing liabilities
Non-interest bearing deposits	4,111,722			3,973,135
Other liabilities	172,277			201,228
Total liabilities	19,426,625			18,618,424
Shareholders' equity	4,486,116			4,043,743
Total liabilities and shareholders' equity	$23,912,741			$22,662,167
Net interest spread			3.82%			3.72%
Net interest income and margin - FTE		$715,370	4.52		$668,750	4.48

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars and shares in thousands, except per share data)	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
NET INCOME (EARNINGS), AS ADJUSTED
GAAP net income available to common shareholders (A)	$129,451	$119,327	$118,209	$118,225	$123,604	$366,987	$357,216
Pre-tax adjustments
Merger and acquisition expense	—	12,726	394	580	—	13,120	—
Gain on retirement of subordinated debt	—	—	—	—	(1,882)	—	(1,882)
FDIC special assessment credit	—	—	(1,697)	—	—	(1,697)	(1,516)
BOLI death benefits	(528)	(274)	—	—	(187)	(802)	(1,430)
Gain on sale of premises and equipment	(710)	—	—	—	—	(710)	(983)
Fair value adjustment for marketable securities	916	(817)	1,248	(1,173)	(1,020)	1,347	(1,224)
Special income from equity investment	—	—	—	—	—	—	(7,389)
Legal fee reimbursement	—	—	—	—	—	—	(885)
Legal claims expense	—	—	—	—	—	—	3,300
Recoveries on historic losses	—	—	—	—	(2,040)	—	(2,040)
Total pre-tax adjustments	(322)	11,635	(55)	(593)	(5,129)	11,258	(14,049)
Tax-effect of adjustments	50	2,901	(13)	(231)	(1,207)	2,938	(3,083)
Total adjustments after-tax (B)	(372)	8,734	(42)	(362)	(3,922)	8,320	(10,966)
Net income, as adjusted (C)	$129,079	$128,061	$118,167	$117,863	$119,682	$375,307	$346,250

Average diluted shares outstanding (D)	200,051	201,420	196,733	196,764	197,288	199,413	197,952

GAAP diluted earnings per share: (A/D)	$0.65	$0.59	$0.60	$0.60	$0.63	$1.84	$1.80
Adjustments after-tax: (B/D)	—	0.05	—	—	(0.02)	0.04	(0.05)
Diluted earnings per common share, as adjusted: (C/D)	$0.65	$0.64	$0.60	$0.60	$0.61	$1.88	$1.75

ANNUALIZED RETURN ON AVERAGE ASSETS
Return on average assets: (A/E)	2.12%	1.95%	2.09%	2.06%	2.17%	2.05%	2.11%
Return on average assets, as adjusted: (ROA, as adjusted) ((A+D)/E)	2.11	2.09	2.09	2.05	2.10	2.10	2.04
Return on average assets excluding intangible amortization: ((A+C)/(E-F))	2.30	2.12	2.25	2.22	2.34	2.22	2.28
Return on average assets, as adjusted, excluding intangible amortization: ((A+C+D)/(E-F))	2.29	2.27	2.25	2.22	2.27	2.27	2.21

GAAP net income available to common shareholders (A)	$129,451	$119,327	$118,209	$118,225	$123,604	$366,987	$357,216
Amortization of intangibles (B)	2,890	2,889	1,938	1,938	2,024	7,717	6,096
Amortization of intangibles after-tax (C)	2,186	2,185	1,466	1,466	1,529	5,837	4,607
Adjustments after-tax (D)	(372)	8,734	(42)	(362)	(3,922)	8,320	(10,966)
Average assets (E)	24,219,881	24,525,258	22,954,441	22,786,852	22,638,938	23,912,741	22,662,167
Average goodwill & core deposit intangible (F)	1,474,223	1,481,989	1,429,527	1,431,479	1,433,474	1,462,077	1,435,475

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars in thousands)	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
ANNUALIZED RETURN ON AVERAGE COMMON EQUITY
Return on average common equity: (A/D)	11.24%	10.55%	11.09%	11.04%	11.91%	10.94%	11.81%
Return on average common equity, as adjusted: (ROE, as adjusted) ((A+C)/D)	11.20	11.32	11.08	11.01	11.54	11.19	11.45
Return on average tangible common equity: (ROTCE) (A/(D-E))	16.59	15.67	16.56	16.65	18.28	16.23	18.31
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) ((A+C)/(D-E))	16.54	16.82	16.55	16.60	17.70	16.59	17.75
Return on average tangible common equity excluding intangible amortization: (B/(D-E))	16.87	15.96	16.76	16.85	18.51	16.48	18.55
Return on average tangible common equity, as adjusted, excluding intangible amortization: ((B+C)/(D-E))	16.82	17.11	16.76	16.80	17.93	16.85	17.98

GAAP net income available to common shareholders (A)	$129,451	$119,327	$118,209	$118,225	$123,604	$366,987	$357,216
Earnings excluding intangible amortization (B)	131,637	121,512	119,675	119,691	125,133	372,824	361,823
Adjustments after-tax (C)	(372)	8,734	(42)	(362)	(3,922)	8,320	(10,966)
Average common equity (D)	4,570,478	4,535,712	4,324,720	4,248,856	4,115,884	4,486,116	4,043,743
Average goodwill & core deposits intangible (E)	1,474,223	1,481,989	1,429,527	1,431,479	1,433,474	1,462,077	1,435,475
EFFICIENCY RATIO & P5NR
Efficiency ratio: ((D-G)/(B+C+E))	40.78%	44.54%	41.59%	39.54%	40.21%	42.34%	41.35%
Efficiency ratio, as adjusted: ((D-G-I)/(B+C+E-H))	40.84	40.46	41.99	39.53	40.95	41.07	41.91
Pre-tax net income to total revenue (net) (A/(B+C))	57.87	52.32	57.08	54.35	57.38	55.69	56.69
Pre-tax net income, as adjusted, to total revenue (net) ((A+F)/(B+C))	57.75	56.27	57.06	54.14	55.53	57.02	54.95
Pre-tax, pre-provision, net income (PPNR) (B+C-D)	$166,907	$159,603	$152,732	$167,723	$162,833	$479,242	$464,978
Pre-tax, pre-provision, net income, as adjusted (B+C-D+F)	166,585	171,238	152,677	167,130	157,704	490,500	450,929
P5NR ((Pre-tax, pre-provision, profit percentage) PPNR to total revenue (net)) (B+C-D)/(B+C)	57.87%	54.08%	57.27%	59.46%	58.64%	56.37%	57.49%
P5NR, as adjusted (B+C-D+F)/(B+C)	57.75	58.03	57.25	59.25	56.80	57.69	55.75

Pre-tax net income (A)	$166,907	$154,403	$152,232	$153,323	$159,327	$473,542	$458,472
Net interest income (B)	241,993	241,643	223,904	231,586	226,166	707,540	660,774
Non-interest income (C)	46,446	53,454	42,803	50,500	51,505	142,703	148,010
Non-interest expense (D)	121,532	135,494	113,975	114,363	114,838	371,001	343,806
Fully taxable equivalent adjustment (E)	2,516	2,653	2,661	2,252	2,916	7,830	7,976
Total pre-tax adjustments (F)	(322)	11,635	(55)	(593)	(5,129)	11,258	(14,049)
Amortization of intangibles (G)	2,890	2,889	1,938	1,938	2,024	7,717	6,096
Adjustments:
Non-interest income:
Gain on retirement of subordinated debt	$—	$—	$—	$—	$1,882	$—	$1,882
Fair value adjustment for marketable securities	(916)	817	(1,248)	1,173	1,020	(1,347)	1,224
Gain (loss) on OREO	81	332	707	203	(1)	1,120	(364)
Gain (loss) on branches, equipment and other assets, net	744	3	(7)	11	(66)	740	743
Special income from equity investment	—	—	—	—	—	—	7,389
Legal fee reimbursement	—	—	—	—	—	—	885
BOLI death benefits	528	274	—	—	187	802	1,430
Recoveries on historic losses	—	—	—	—	2,040	—	2,040
Total non-interest income adjustments (H)	$437	$1,426	$(548)	$1,387	$5,062	$1,315	$15,229
Non-interest expense:
FDIC special assessment credit	—	—	(1,697)	—	—	(1,697)	(1,516)
Merger and acquisition expenses	—	12,726	394	580	—	13,120	—
Legal claims expense	—	—	—	—	—	—	3,300
Total non-interest expense adjustments (I)	$—	$12,726	$(1,303)	$580	$—	$11,423	$1,784

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
TANGIBLE BOOK VALUE PER COMMON SHARE
Book value per common share: (A/B)	$22.74	$22.68	$22.15	$21.88	$21.41
Tangible book value per common share: ((A-C-D)/B)	15.35	15.32	14.87	14.60	14.13

Total shareholders' equity (A)	$4,529,761	$4,547,435	$4,349,585	$4,296,871	$4,214,964
End of period common shares outstanding (B)	199,210	200,460	196,394	196,357	196,889
Goodwill (C)	1,410,211	1,410,211	1,398,253	1,398,253	1,398,253
Core deposit and other intangibles (D)	62,651	65,541	30,355	32,293	34,231
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
Equity to assets: (B/A)	18.76%	18.40%	18.75%	18.78%	18.56%
Tangible common equity to tangible assets: ((B-C-D)/(A-C-D))	13.48	13.22	13.42	13.36	13.08

Total assets (A)	$24,145,664	$24,713,248	$23,201,679	$22,881,879	$22,707,802
Total shareholders' equity (B)	4,529,761	4,547,435	4,349,585	4,296,871	4,214,964
Goodwill (C)	1,410,211	1,410,211	1,398,253	1,398,253	1,398,253
Core deposit and other intangibles (D)	62,651	65,541	30,355	32,293	34,231

Home BancShares, Inc.
Shareholder Buyback Yield
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars and shares in thousands)	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
SHAREHOLDER BUYBACK YIELD
Shareholder buyback yield: (A/B)	0.69%	0.77%	0.25%	0.27%	0.18%	1.73%	1.19%

Shares repurchased	1,300	1,500	508	541	350	3,308	2,350
Average price per share	$30.20	$26.94	$27.32	$27.26	$28.34	$28.28	$28.33
Principal cost	39,262	40,415	13,877	14,747	9,918	93,554	66,575
Excise tax	376	386	1	141	93	763	669
Total share repurchase cost (A)	$39,638	$40,801	$13,878	$14,888	$10,011	$94,317	$67,244

Shares outstanding beginning of period	200,460	196,394	196,357	196,889	197,239	196,357	198,882
Price per share beginning of period	$28.55	$26.93	$27.78	$28.30	$28.46	$27.78	$28.30
Market capitalization beginning of period (B)	$5,723,133	$5,288,890	$5,454,797	$5,571,959	$5,613,422	$5,454,797	$5,628,361